Exhibit 99.1

Ovid Therapeutics Expands Epilepsy Franchise with Novel KCC2 Activators

•	Exclusive license from AstraZeneca adds a unique candidate and a broad library of compounds to Ovid’s franchise of potential first-in-class anti-epileptic therapies

•	Collaboration with Dr. Stephen Moss, founder of Tufts Laboratory for Basic and Translational Neuroscience Research, and expert team in neuropharmacology

•	Transaction is the first business development activity that seeks to enhance Ovid’s pipeline of small-molecule and genetic CNS medicines

NEW YORK, January 3, 2022 -- Ovid Therapeutics Inc. (NASDAQ: OVID), a biopharmaceutical company committed to developing medicines that transform the lives of people with rare neurological diseases, today announced the company has entered into an exclusive license agreement with AstraZeneca for a library of early-stage small molecules targeting the KCC2 transporter, including lead candidate, OV350. The company seeks to optimize and accelerate development of these KCC2 transporter activators in epilepsies and potentially other neuropathic conditions.

“The KCC2 transporter is an exciting and novel target that we believe holds great promise in treating epilepsies,” said Jeremy Levin, D.Phil, MB BChir, Chairman and CEO of Ovid. “The compounds are a natural fit for our franchise dedicated to small molecule epilepsy medicines, and they follow our track record of successful partnering with large pharmaceutical companies.”

Under the terms of the agreement, AstraZeneca will receive an upfront payment of $5 million in cash and $7.5 million in shares of Ovid common stock. AstraZeneca is eligible to receive potential clinical development milestones of up to $8 million and regulatory milestones of up to $45 million. Total commercial milestones could reach $150 million and tiered royalty payments range from the single digits up to 10 percent on net sales. At the time of proof of clinical efficacy, AstraZeneca will have the right of first negotiation to opt in on a strategic collaboration.

“Ovid’s focus in neuroscience and experience in developing novel anti-epileptics make it an optimal choice to advance KCC2 activators, including OV350,” noted Iain Chessell, Global Head of Neuroscience, BioPharmaceuticals R&D, AstraZeneca. “This transaction continues to align development resources to our stated areas of strategic focus.”

OV350 is an early-stage compound that has shown encouraging in-vitro and in-vivo proof of concept in resistant forms of epilepsy. The compound is designed to directly target and activate KCC2, a potassium chloride co-transporter responsible for maintaining chloride homeostasis in neurons. By improving chloride homeostasis, OV350 is thought to inhibit neuronal hyperexcitability commonly associated with epilepsies. Research has shown that the presence of KCC2 mutations and dysfunction may contribute to the neuronal hyperexcitability commonly seen in epilepsies.1,2

The program was advanced in a collaboration between AstraZeneca and the Tufts Laboratory for Basic and Translational Neuroscience Research, which included Drs. Stephen Moss and Jamie Maguire. Ovid plans to continue a strategic collaboration with Drs. Moss and Maguire, who are leading authorities in GABA receptor research and neuropharmacology. Their associate, Dr. Aaron Goldman of Harvard Medical School, will also collaborate with Ovid and translate his expertise in drug resistance to the Company’s epilepsy and targeted neurotherapeutics candidates.

“Despite therapeutic advances in recent decades, approximately one-third to one-half of people who are treated for epilepsy continue to experience seizures.3,4,5 Therapies that activate KCC2, such as OV350, could become a powerful weapon for clinicians seeking to treat a potential underlying cause of epilepsies,” according to Dr. Moss.

OV350 expands Ovid’s franchise of novel anti-epileptic medicines. The Company is also developing OV329, a next generation pregabalin for tuberous sclerosis and infantile spasms, which is expected to enter the clinic in 2022. Earlier this year, Ovid licensed soticlestat, a novel cholesterol 24-hydroxylase inhibitor to Takeda. Soticlestat is currently being studied in Phase 3 trials for Dravet and Lennox Gastaut syndromes.

[1]

Ellender, T. J., Raimondo, J. V., Irkle, A., Lamsa, K. P., and Akerman, C. J. (2014). excitatory effects of parvalbumin-expressing interneurons maintain hippocampal epileptiform activity via synchronous after discharges. J. Neurosci. 34, 15208–15222. doi: 10.1523/JNEUROSCI.1747-14.2014

[2]

Magloire, V., Cornford, J., Lieb, A., Kullmann, D. M., and Pavlov, I. (2019). KCC2 overexpression prevents the paradoxical seizure-promoting action of somatic inhibition. Nat. Commun. 10:1225. doi: 10.1038/s41467-019-08933-4

[3]	Kwan, P., and Brodie, M. J. (2000). Early identification of refractory epilepsy. N. Engl. J. Med. 342, 314–319. doi: 10.1056/NEJM200002033420503
[4]	Shorvon, S., and Luciano, A. L. (2007). Prognosis of chronic and newly diagnosed epilepsy: revisiting temporal aspects. Curr. Opin. Neurol. 20, 208–212. doi: 10.1097/wco.0b013e3280555175
[5]	Cascino, G. D. (2008). When drugs and surgery don’t work. Epilepsia 49, 79–84. doi: 10.1111/j.1528-1167.2008.01930.x

About OV350

OV350 is a small molecule that directly activates the KCC2 transporter, which is important to seizure control. In vivo studies illustrated that KCC2 activity leads to reduced seizure sensitivity and seizure-induced mortality. Pre-clinical mechanistic studies have also demonstrated that OV350 was well tolerated and did not induce sedation. OV350 has the potential to be developed for multiple epilepsies and other CNS indications including neurodevelopmental and neurodegenerative diseases.

About Ovid Therapeutics

Ovid Therapeutics Inc. is a New York-based biopharmaceutical company using its BoldMedicine® approach to develop medicines that transform the lives of patients with neurological disorders. Ovid seeks to couple deep CNS experience with emerging advances in genetics and the pathways of the brain to build a leading, next-generation neuroscience pipeline. Ovid’s current pipeline programs include: OV329, a small molecule GABA aminotransferase inhibitor for seizures associated with tuberous sclerosis complex and infantile spasms; OV882, a short hairpin RNA therapy approach for Angelman syndrome; OV815, a genetic therapy approach for KIF1A-associated neurological disorders; and other research targets. Additionally, Ovid maintains a significant financial interest in the future regulatory development and potential commercialization of soticlestat, which Takeda is responsible for advancing globally. Two Phase 3 trials for soticlestat in Dravet syndrome and Lennox-Gastaut syndrome are actively enrolling patients. For more information on Ovid, please visit www.ovidrx.com.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding the development and acceleration of Ovid’s product candidate pipeline, Ovid's strategic approach and business development intentions and opportunities and ability to realize the desired benefits thereof, Ovid’s ability to identify acquisition targets, the potential therapeutic benefits of Ovid's current or future product candidates, the clinical and regulatory development and potential commercialization of soticlestat, OV329, OV350 or any of Ovid’s other current or future product candidates, and Ovid’s eligibility for potential milestone and royalty payments. You can identify forward-looking statements because they contain words such as “will,” “appears,” “believes” and “expects.” Forward-looking statements are based on Ovid’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, uncertainties inherent in the preclinical and clinical development and regulatory approval processes, risks related to Ovid’s ability to achieve its financial objectives, the risk that Ovid may not be able to realize the intended benefits of its technology, risks related to Ovid’s ability to identify acquisition targets or strategic partners, to enter into strategic transactions on favorable terms, or to consummate and realize the benefits of any strategic transactions or acquisitions and risks to Ovid's or Takeda's abilities to meet anticipated deadlines and milestones presented by the ongoing COVID-19 pandemic. Additional risks that could cause actual results to differ materially from those in the forward-looking statements are set forth under the caption “Risk Factors” in Ovid’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 10, 2021, and in future filings Ovid makes with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Ovid assumes no obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Contacts

Investors and Media:

Ovid Therapeutics Inc.

Meg Alexander

917-943-6681

malexander@ovidrx.com

OR

Investors:

Argot Partners

Dawn Schottlandt

212-600-1902

ovid@argotpartners.com